                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

        FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             THE READYMAN.COM, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its Charter)

                California                            33-0906306
         --------------------------               -------------------
         (State or jurisdiction of                 (I.R.S. Employer
       incorporation or organization)           Identification Number)

               7825 Fay Avenue, La Jolla, Ca 92037 (858) 571-8431
          -------------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                      7375
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                Registered Agent
                                Kennan E. Kaeder
                                 Attorney at Law
                         110 West "C" Street, Suite 1904
                               San Diego, Ca 92101
                            Telephone (619) 232-6545
                            Facsimile (619) 236-8182
                             kennan@kklawoffice.com
                    -----------------------------------------
                       (Name, address, including zip code,
                      and telephone number, including area
                           code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
Title of each     Amount to be    Proposed         Proposed           Amount of
class of          registered      maximum          maximum            registration fee
securities to be                  offering price   aggregate
registered                        per share        offering price
Common            5,000,000       $0.10            $500,000           $125.00
---------------------------------------------------------------------------------------


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                SUBJECT TO COMPLETION -- DATED JANUARY 17, 2001

                              THEREADYMAN.COM, INC.
                             Shares of Common Stock
                                 $0.10 per share


         This Prospectus relates to the public offering for cash by Thereadyman.com,Inc. of a minimum of 500,000 and a maximum of 5,000,000 shares of common stock. This is our initial public offering, there is no public market for the Common Stock, and there is no assurance that one will develop following the Offering described in this Prospectus. See RISK FACTORS beginning on page 3.

         We are offering the common stock subject to the subscription and payment of a minimum of 500,000 shares up to a maximum of 5,000,000 shares during an offering period of 90 days, unless we choose to extend the offering for an additional 90 days. We reserve the right to close the Offering at an earlier time. See PLAN OF DISTRIBUTION beginning on page 7.

         At the date of this Prospectus, John Lee, our president, is the sole person acting as a sales agent and will not be paid any commission on the sale of the Common Stock. We may enter into agreements with certain selected dealers to sell the Shares, in which event we will pay a sales commission of ten percent (10%) to such selected dealers for actual sales. We do not have any such agreements in place.

         The proceeds from the offering, after the deduction of expenses, will be used to develop our proposed web site and for working capital. See USE OF PROCEEDS beginning on page 8.

         All funds collected from the sale of the Common Stock will be deposited in an escrow account with San Diego National Bank, an unaffiliated federally insured depository in San Diego, California, which will be our escrow agent. If the minimum 500,000 shares are not sold during and paid for during the offering period, all funds will be promptly returned to subscribers in full, without paying interest or deducting expenses. All subscribers' checks should be made payable to "San Diego National Bank-Thereadyman.com, Inc., Escrow Account."

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK, INCLUDING IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE PUBLIC OFFERING PRICE. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTIONS ENTITLED "RISK FACTORS" BEGINNING AT PAGE 7 AND "DILUTION" BEGINNING AT PAGE 5.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus is __________, 2001

                                Table of Contents
                    Pursuant to Item 502(f) of Regulation S-B


Section                                                                               Page

PROSPECTUS SUMMARY                                                                      1
RISK FACTORS                                                                            3
DILUTION                                                                                5
COMPARATIVE DATA                                                                        6
PLAN OF DISTRIBUTION                                                                    7
USE OF PROCEEDS                                                                         8
DESCRIPTION OF BUSINESS                                                                11
MANAGEMENT                                                                             27
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS                          29
DESCRIPTION OF SECURITIES                                                              30
CERTAIN TRANSACTIONS                                                                   34
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                                35
LEGAL MATTERS                                                                          36
EXPERTS                                                                                36
AVAILABLE INFORMATION                                                                  36
INDEX TO FINANCIAL STATEMENTS                                                          38
FINANCIAL STATEMENTS                                                                  F-1


                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.


Business description ............  Thereadyman.com, Inc. was organized to take advantage of a trend toward  the development
                                   Internet portals devoted exclusively to subjects
                                   of interest to men only, including search engine
                                   capabilities.  We propose to create an
                                   Internet web site to attract male visitors
                                   worldwide by providing various localized
                                   services for information, shopping, sports,
                                   news, discussion groups, sports tournament committees
                                   men's pro shops and web site "peer review".

Contact information .............  Thereadyman.com, Inc., John Lee, CEO,
                                   7825 Fay Avenue, La Jolla, CA 92037
                                   Phone: (858) 571-8431

Securities Offered ..............  A minimum of 500,000 shares and a maximum of
                                   5,000,000 shares of Common Stock, no par value
                                   share.  See DESCRIPTION OF CAPITAL STOCK.

Shares of Common Stock Outstanding
Prior to the Offering ..........   Common Stock:  5,000,000

Shares of Common Stock Outstanding
 After the Offering .............  Common Stock:  5,500,000 (Minimum)
                                   10,000,000 (Maximum)

Offering Price Per Share ........  $0.10

Estimated Proceeds After
 Offering Expenses ..............  $50,000, minimum, $500,000, maximum

Use of Proceeds .................  Our first step is to develop our web site.
                                   We will use the minimum proceeds to develop
                                   the web site.  Once the web site is
                                   developed, we intend to generate revenues
                                   from the sale of banner advertising and/or
                                   usage fees. We will use proceeds above the minimum for
                                   expenses we incur in selling advertising and
                                   administering the usage fees.  See USE OF
                                   PROCEEDS.


Risk Factors ....................  We need money for operations, we have no current revenues, and we do not know how
                                   soon we will be able to generate revenues.
                                   Our business success is dependent on the
                                   our ability to sell unproven products and
                                   services in a competitive marketplace.
                                   You may not be able to sell your
                                   shares if no public market develops,
                                   or only sell at a loss if the market
                                   price is low. The president owns
                                   enough shares to control our
                                   business activities and actions
                                   without shareholder input or
                                   consent.


                          Summary Financial Information
                          -----------------------------

The following table shows selected summarized financial data for THEREADYMAN.COM, INC. at the dates and for the periods indicated. The data should be read in conjunction with the financial statements and notes included in this Prospectus beginning on page __.

                          STATEMENT OF OPERATIONS DATA:
                          -----------------------------
                                 From Inception
                                (April 13, 2000)
                              to September 30, 2000
                                -----------------


 Revenues .............................. $         0
 Expenses .............................. $ 27,068.00
 Net (Loss)............................. $(27,068.00)
 Basic (Loss) per Share ................ $    (0.005)
 Weighted Average Number
  of Shares Outstanding.................   5,000,000

                                  Actual as of
                               September 30, 2000
                                ----------------
                               BALANCE SHEET DATA:
                               ------------------


 Total Current Assets..................  $    20,535.00
 Total Assets..........................  $    20,535.00
 Total Current Liabilities ............  $    21,865.00
 Shareholders' Equity (Deficit)........  $    (1,330.00)

                                  RISK FACTORS

THE PURCHASE OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING, YOU SHOULD CONSIDER, IN ADDITION TO THE NEGATIVE IMPLICATIONS OF ALL THE MATERIAL IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS.

RISK FACTORS RELATING TO THE BUSINESS OF THE COMPANY


WE ARE A NEW COMPANY NO OPERATING HISTORY. THEREADYMAN.COM, INC. has had limited operations since its organization and is a "start-up" or "development stage" company. We have no history of operations you can use to evaluate our business experience. If you buy shares in this offering, your investment is in a high risk venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. Accordingly, you should not invest in THEREADYMAN.COM, INC. if you cannot afford the loss of your entire investment.


WE NEED MONEY TO CONTINUE OPERATING. The report of the our auditors contains a warning about THEREADYMAN.COM, INC.'s ability to continue operations. Without funding from the proceeds of this offering or the timely receipt additional financing from other sources, there is substantial doubt the company can continue in business. We have not identified any other sources of funds if this offering is unsuccessful. See FINANCIAL STATEMENTS: Independent Auditors' Report and USE OF PROCEEDS.

WE HAVE NO REVENUES AND ARE NOT SURE WHEN WE WILL START GENERATING REVENUES. THEREADYMAN.COM, INC. had an operating loss of $1,330.00 since its inception due to the costs and expenses associated with a start-up operation. As of September 30, 2000, the date of our most recent financial statements included in this Prospectus, we have no revenues from the sale of any products or services. We have not yet developed an internet web site application or established the commercial viability of our software and services. As a result, we cannot predict when or if we will be able to generate revenues or develop into a successful or profitable business. See DESCRIPTION OF BUSINESS.

WE PROBABLY WILL NEED ADDITIONAL FINANCING BEFORE WE GENERATE REVENUES. We do not anticipate commencing revenue operations until the development of our web site and the web site application for our software. We do not expect to receive any revenues from operations before our available funds are expended. The funds from this offering may not be adequate for us to finance our planned operations, or to fully exploit potential revenue generating opportunities. Therefore, our ultimate success may depend on our ability to raise additional capital. We do not know if any additional funds will be available from any source or, if available, whether sufficient funds will be available to last until our revenues support our business operations.

OUR SUCCESS DEPENDS ON THE BUSINESS EXPERIENCE OF OUR PRESIDENT. We have been and will continue for some time to be dependent on the general business acumen and experience of our president, John Lee, to make the business decisions required on behalf of the Company. Your investment decision depends primarily on your evaluation of Mr. Lee's ability to implement THEREADYMAN.COM, INC.'s business plan. Accordingly, you should carefully consider the included information about Mr. Lee. See MANAGEMENT.

WE DO NOT KNOW IF OUR PRODUCT WILL BE COMPETITIVE ON THE INTERNET. We have not discovered any other software applications that are available off- the-shelf or via the Internet that offer the same services and functionality as our software. However, other companies with substantially greater financial resources, experience, and technical and marketing personnel may develop a similar product. We believe that we can achieve and maintain a competitive advantage with because of the design and functionality of our software, but may still be at a disadvantage in making the Internet application of our services competitive. See DESCRIPTION OF BUSINESS.

RISK FACTORS RELATING TO THE OFFERING

THE BOOK VALUE OF YOUR INVESTMENT WILL BE MUCH LOWER THAN THE SHARE PRICE. Persons purchasing shares in this Offering will suffer a substantial and immediate dilution to the book value of the Common Stock below the offering price. The book value of our shares at September 30, 2000 was approximately
0.0002 per share. After sales of the minimum 500,000 shares, the book value per share will be approximately $0.008, or a loss to subscribers of approximately $0.092 per share. After sales of the maximum 5,000,000 shares, the book value per share will be approximately $0.049, or a loss to subscribers of approximately $0.051 per share. See DILUTION.

WE MAY ISSUE MORE STOCK WITHOUT SHAREHOLDER INPUT OR CONSENT. Although we have no present plans to issue more stock, the Board of Directors has authority, without action by or vote of the shareholders, issue all or part of the authorized but unissued shares. In addition, the Board of Directors has authority, without action by or vote of the shareholders, to fix and determine the rights, preferences, and privileges of 10,000,000 authorized shares of Preferred Stock, which may be given voting rights superior to that of the Common Stock in this offering. Any issuance of additional shares of Common Stock or Preferred Stock will dilute the ownership percentage of shareholders and may further dilute the book value of THEREADYMAN.COM, INC.'s shares. See DESCRIPTION OF CAPITAL STOCK.

THERE IS NO CURRENT MARKET FOR OUR STOCK. At the present time, there is no public market for THEREADYMAN.COM, INC.'s securities, and we do not know if a public market will develop after the Offering. Upon completion of the minimum Offering, THEREADYMAN.COM, INC. will seek a securities broker-dealer, called a market maker, willing to apply for a trading symbol and trade our stock. We do not know if such a market maker will continue acting for us, or that an active market will be developed or maintained. Because the public price of the stock is low, additional restrictions are imposed on brokers trying to sell the stock which may inhibit the development of the market. Even if a market develops, the future market price may be lower than the price you paid. If no market develops, or if the future market price is low, you may not be able to sell your shares or may only be able to sell at a loss. See PLAN OF DISTRIBUTION and MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

YOU WILL NOT RECEIVE DIVIDEND PAYMENTS. THEREADYMAN.COM, INC. has not paid and does not plan to pay dividends in the foreseeable future even if our operations are profitable. Earnings, if any, will be used to expand our operations, management salaries, hiring additional staff and operating expenses, rather than to make distributions to shareholders. Therefore, the future of your investment depends entirely on the development of a trading market and the potential increase in the market price of our stock.

THE PRESIDENT OWNS MOST OF THE SHARES AND WILL CONTINUE TO CONTROL THE COMPANY. THEREADYMAN.COM, INC. issued 5,000,000 shares of common stock to our president in connection with our organization. Upon completion of the minimum and/or maximum of the Offering, he will have control of approximately 90.9% and 50%, respectively, of the outstanding shares. As a result, he may be in a position to elect at least a majority of the Board of Directors, to dissolve, merge or sell the assets, and to direct the our business affairs without shareholder input or consent. In addition, his investment of cash per share is considerably less han share price in the offering, which means your investment is at greater risk. See DILUTION and COMPARATIVE DATA.

                                    DILUTION

At September 30, 2000, the Company. had a net book value of ($1,330.00). The following table sets forth the dilution to persons purchasing Common Stock in this Offering without taking into account any changes in the net tangible book value of the Company after September 30, 2000, except the sale of the minimum and maximum shares of Common Stock offered at the public offering price and receipt of the minimum $50,000 and the maximum $500,000, gross proceeds there from. The net book value per share is determined by subtracting total liabilities from the tangible assets of the Company divided by the total number of shares of Common Stock outstanding.


                                                   Minimum        Maximum
                                                   Shares         Shares
                                                   Sold           Sold
                                                   ---------      ---------
Public offering price per share (1)                $   0.100      $   0.100

   Net tangible book value per share
   before this offering (2)        $ 0.0002



Increase per share attributable to
 to new investors (3)                              $   0.008      $   0.049

Adjusted net book value per
 share after this offering                         $  0.009       $   0.021

Dilution per share to new investors                $  0.092       $   0.051

Percentage dilution                                      91%             79%



------------------------
(1)  Offering price before deducting maximum sales commissions at 10%.

(2) Determined by dividing the number of shares of Common Stock outstanding into the net book value of the Company.

(3) Before deduction of the minimum and maximum sales commissions estimated at $5,000 and $50,000, respectively.

                                COMPARATIVE DATA

The following chart illustrates the percentage of ownership in TheReadyMan.com, Inc. held by the present Shareholder, by the public investors that purchase the minimum and maximum number of shares of Common Stock in this Offering, and a comparison of the relative money invested by the present Shareholder of THEREADYMAN.COM, INC. and by the public investors in this Offering.



                               Total                    Total
                           Shares Purchased          Consideration          Average
                           ----------------          -------------          Price
                           Number        %            Amount      %         Per Share
                           ----------                ----------             ---------
Minimum Offering
Present Shareholder      5,000,000      90.9        $ 25,738   33.9(1)      $0.005(2)
New Investors              500,000       9.1        $ 50,000   66.1(3)      $0.100

Maximum Offering
Present Shareholder      5,000,000     50.00        $ 25,738    4.8(1)      $0.005(2)
New Investors            5,000,000     50.00        $500,000   95.2(3)      $0.100

------------------------
(1)  Based on the total cash contributed by the existing Shareholder.

(2) Determined by dividing the number of shares of Common Stock outstanding at September 30, 2000, into the total consideration paid.

(3)  Estimated gross proceeds from the Offering.

                              PLAN OF DISTRIBUTION

The Company will sell up to 5,000,000 shares of Common Stock to the public on a "best efforts, 500,000 shares minimum, 5,000,000 shares maximum" basis. If the Company fails to sell the minimum number of shares of Common Stock within the Offering Period (90 days from the date of this Prospectus, unless extended by the Company for an additional 90 days) the offering will be terminated and subscription payments will be promptly refunded in full to subscribers, without paying interest or deducting expenses.

All subscription payments should be made payable to "San Diego National Bank--TheReadyMan.com, Inc., Escrow Account." San Diego National Bank is a federally insured bank unrelated to the Company or its president, which will act as the Company's escrow agent for this offering. The Company will deposit subscription payments no later than noon of the next business day following receipt in the escrow account maintained by Escrow Specialists, as escrow agent, pending the sale of the minimum number of shares of Common Stock within the specified period. Such subscription payments will only be released from the escrow account if the minimum number of Shares is sold or for the purpose of refunding subscription payments to the subscribers. Subscribers will not have the use or right to return of such funds during the escrow period, which may last as long as 180 days. If the minimum is sold within the specified period, net proceeds from subscribers will be disbursed to the Company.

The Common Stock is being offered by John Lee, president of the Company and no commissions will be paid on sales made to Mr. Lee. The Company may enter into agreements with certain selected broker-dealers to sell the shares of Common Stock, in which event, THEREADYMAN.COM, INC. will pay a sales commission of ten percent (10%) to such selected broker-dealers for actual sales. For purposes of estimating net proceeds, the full ten percent (10%) commission is assumed to be payable hereunder.

Determination of Offering Price
-------------------------------
Prior to the Offering there has been no market for the Company's Common Stock and there can be no assurance that a regular trading market will develop on completion of this Offering. The Offering price of the Common Stock was determined by the Companuy and may not be indicative of the market price for the Common Stock after the Offering or of the value of . At this time, an investment in THEREADYMAN.COM, INC., which has no revenues from operations, is an investment based on the perceived value of the Company's business plan, and the president's ability, and business strategy, none of which can be quantified. Among the factors considered in determining the initial public offering price were THEREADYMAN.COM, INC.'s proposed business activities and the scope and nature of the services it intends to offer, THEREADYMAN.COM,

INC.'s limited operations, current financial condition and need for additional working capital, its future prospects, the experience of its president, the economics of THEREADYMAN.COM, INC.'s industry in general, prior sales of THEREADYMAN.COM, INC.'s common stock, the general condition of the equity securities market, the anticipated marketability of THEREADYMAN.COM, INC.'s common stock as compared to similar securities of companies considered comparable to THEREADYMAN.COM, INC., and other relevant factors. As stated above, the factors considered are difficult to quantify and the initial public offering price should be considered arbitrary and may be based more on a perceived value at this time rather than an actual proven value.

                                 USE OF PROCEEDS

The gross proceeds to be received by THEREADYMAN.COM, INC. from the sale of the minimum and the maximum number of shares of Common Stock are estimated at approximately $50,000 and $500,000, respectively, before deducting the possible sales commissions. It is anticipated that during the 12 month period following the Offering, THEREADYMAN.COM, INC. intends to use the proceeds from the Offering in the following general amounts and order of priority. The allocation of proceeds is based on THEREADYMAN.COM, INC.'s estimates.


                                           Minimum               Maximum
ITEM                                        Amount         %      Amount        %
----------------------------------        ----------     -----   ---------    -----
Sales Commissions (if any)*(1)               5,000       10.0    50,000       10.0
Initial Web site/Database Development       10,000       20.0   200,000       40.0
Marketing/Sales Lead Acquisition             5,000       10.0   100,000       10.0
Working Capital *(2)                        20,000       40.0   150,000       33.3
                                          --------      -----   -------      -----
TOTAL NET PROCEEDS                        $ 50,000      100.0  $500,000      100.0
                                          ========      =====  ========      =====

 *(1) If no sales commissions are paid, the funds estimated to be allocated for such commissions will be added to working capital.

 *(2) It is anticipated that the amounts listed under Working Capital will be used primarily for the expenses associated with promoting and maintaining the web site, once it has been developed, and the administration and collection of user fees for the products and services and advertising revenues, if any, from the proposed web site banner advertising. If the maximum amount is raised, some of the funds allocated to Working Capital, up to 33%, used for salaries to employees, excluding the president. The president is not intending to take any compensation until revenues from operations justify it.

The amounts set forth merely indicate the general application of net proceeds of the Offering. Actual expenditures relating to the development of THEREADYMAN.COM, INC.'s internet web site may differ from the estimates depending on change orders and/or increased time charges from third parties. THEREADYMAN.COM, INC. recognizes that such proceeds may be insufficient to enable THEREADYMAN.COM, INC. to fully exploit its business plan and objectives and THEREADYMAN.COM, INC. may have to seek additional financing through loans, the sale of additional securities, or other financing arrangements. No such arrangements exist or are contemplated, and there can be no assurance that they may be available in the future should the need arise. All funds not being utilized by THEREADYMAN.COM, INC. for its proposed business will be held in interest bearing accounts, short term interest bearing certificates of deposit, treasury bills, or other high grade short term securities. Those funds which THEREADYMAN.COM, INC. receives, other than from the Offering, will be utilized for the purpose of paying any additional costs of this Offering and funding THEREADYMAN.COM, INC. business operations.

There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

The offering shall be conducted by our president, John Lee. Although Mr. Lee is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, Mr. Lee is deemed not to be a broker for the following reasons:

         *He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         *He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         *He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

         *He will restrict his participation to the following activities:

                  A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

                  B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

                  C. Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

The offering will remain open for a period until August 1, 2001 or an additional 60 days in our sole discretion, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. Our officers, directors and stockholders and their affiliates may purchase shares in this offering.

Shares Issued For Services

As many as 1,500,000 shares may be issued for services. Any shares that are issued for services will be valued at $0.10 per share, which is the amount we could have received if we sold the shares instead of issuing it for services.

We do not currently have any agreements with others to issue shares for services. However, we do anticipate that in the future, we may issue shares for web site development, sales and marketing, Internet access and other services. When we issue shares for services, the value of the services must be a fair market value. The fair market value of the service provided will be determined by our president and will be based upon a reasonable evaluation of market rates and values for specific services.

Penny Stock Reform Act Of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure for trades in any stock defined as a penny stock. The Securities And Exchange Commission ("SEC") has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

                             DESCRIPTION OF BUSINESS

This description of the Company's Business and Plan of Operation may contain "forward-looking" statements. Examples of forward-looking statements include, but are not limited to: (a) projections of revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of THEREADYMAN.COM, INC. or its management or Board of Directors; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about THEREADYMAN.COM, INC. and its business relating to the future; and (e) any statements using the words "anticipate," "expect," "may," "project," "intend" or similar expressions.

Organization and Corporate History
----------------------------------
THEREADYMAN.COM, INC. was organized on April 19, 2000, under the laws of the State of California, by John Lee, who currently is THEREADYMAN.COM, INC.'s sole officer, director and shareholder.

Business in General
-------------------
We will provide online communities and interactive services for businesses and consumers. We offer businesses a wide range of services to help them develop and expand online relationships with customers, suppliers and employees in the male genre. These services include designing fully integrated, customized communities, producing online events, conducting online market research and facilitating online meetings. For consumers, we operate a network of online communities located at www.thereadyman.com. Our network will include 20 topical categories, over 50 themed communities, 50 co-branded network participant communities and thousands of user generated communities. These communities will offer services such as moderated chat, home pages, special event production, message boards and online event guides.

We intend to establish relationships across multiple industries and media forms, including relationships with major media companies, Internet service providers and Internet content companies. We will refer to these companies as our network participants. We intend to work with our network participants to produce and market community services that leverage our network participants' content, brand or customer relationships. By integrating these co-branded services into our community network, we believe will enjoy exceptional distribution, content and marketing leverage.

Industry Background

 The Continuing Growth and Evolution of the Internet

The Internet is an increasingly significant global communications medium, enabling millions of people to directly interact, share information and conduct business electronically. International Data Corporation estimates that the number of Web users worldwide will increase from 142 million at the end of 1998 to more than 500 million by the year 2003. As Internet use becomes easier and more widespread, users are shifting from an early adopter, computer-oriented audience to a more mainstream consumer audience. Jupiter Communications estimates that the number of Internet connected households in the United States will grow from approximately 29 million at the end of 1998 to approximately 57 million by the end of 2002.

The Internet also provides businesses and advertisers with an attractive means of selling and marketing products and services. According to International Data Corporation, worldwide consumer commerce revenue on the Internet is expected to increase from $14.9 billion at the end of 1998 to more than $177 billion in 2003. As the Internet audience grows and the demographics of the Web continue to evolve toward mainstream consumers, advertisers are also expected to significantly increase Internet spending. Jupiter Communications estimates that the amount of advertising dollars spent on the Internet will increase from approximately $1.9 billion in 1998 to approximately $7.7 billion by 2002, a compound annual growth rate of 42%.

 The Increasing Importance of Online Communities

In addition to changing the nature of advertising and commercial transactions, the Internet has also enabled the formation of online communities. An online community is a group of people who interact via the Internet with each other around common areas of interest. Online communities facilitate this interaction by integrating published content, commerce capabilities and communication resources, such as live events, message boards, chat rooms, instant messaging, email and homepages.

Companies with strong brands, loyal customers and relevant content are particularly well-positioned to organize online communities for their customers. The more passionate a company's customers are about their common interest, whether it be music, children, a profession or a favorite television show, the greater the opportunity for that company to migrate its customers into a robust online community. For example, a media company with a popular television show can earn the gratitude of its fans by organizing an online community in which fans can talk about the show, attend live chat events with the stars, read about missed episodes and buy licensed merchandise at a discount. We believe the benefits of online communities extend to businesses, consumers and advertisers.

Online communities represent a significant opportunity for businesses to deepen their relationship with existing customers or expand their markets by doing the following:

  . reducing customer acquisition, education and support costs;
  . increasing customer satisfaction, loyalty and retention;
  . capitalizing on the propensity of customers to buy their products or services;
  . enhancing businesses' ability to target customers and understand their individual needs;
  . reducing fixed capital costs;
  . broadening geographic reach; and
  . providing an opportunity to minimize the use of middlemen such as retailers, wholesalers, distributors and brokers.

Online communities can also provide significant benefits to consumers, such as:

  . satisfying consumers' basic social need for communication in a convenient manner that is not limited by the same time and geographic constraints;
  . serving as a venue for group meetings and events;
  . enabling people to interact on focused topics of interest;
  . allowing consumers to obtain increased product and services information while protecting their privacy; and
  . aggregating consumer buying power and helping them to obtain lower prices from vendors.

  Finally, online communities represent an increasingly attractive opportunity for advertisers because their participants:

  . can be segmented and targeted by their membership profiles and by the discussion topics they select;
  . have favorable usage patterns characterized by extended and frequent visits to the site; and
  . are loyal to their online community and associated brands, products and services.

 Shortcomings of Existing Online Communities

  To date, many businesses, consumers and advertisers have been frustrated in their attempts to capitalize on the benefits of online communities. Despite the compelling benefits of online communities, many businesses find it difficult to migrate their traditional customer bases into online communities.

First, businesses have difficulty initially attracting a critical mass of users to the online community and often compete for consumers with larger, more established Web sites. Second, many businesses lack the capability to build a scalable technology platform to provide a range of interactive services and support an online community and do not wish to incur the substantial costs of developing this capability. Third, businesses often are unable to hire and retain employees with the specialized skills required to produce online events, host online discussions, manage user interests and profiles and execute the many other tasks associated with providing interactive services or effectively managing an online community.

Many mainstream consumers find existing community sites unsatisfactory. First, many community sites lack a friendly and welcoming atmosphere. Second, chat rooms on many existing community sites sometimes include participants who behave in obnoxious or inappropriate ways, with no practical recourse for users to object and stop such behavior. As a result, mainstream consumers, particularly parents of young children, are often reluctant to participate or allow their children to participate in the community. Third, many community sites lack structured programming, which makes it difficult for newcomers to find community programming that meets their needs and desires.

While advertisers have begun to promote their products on community sites, several factors have limited their use of community sites as a marketing vehicle. Advertisers are concerned that consumers might associate the advertisers' brand with inappropriate behavior that may sometimes occur within community Web sites. In addition, some Internet programming is so generic that it is difficult for advertisers to focus on their targeted audiences.

TheReadyMan.com, Inc. Solution

We intend to create a network of online communities and develop a portfolio of interactive services that meet the needs of businesses, consumers, advertisers and network participants centered around themes of exclusive interest to men. Key elements of our solution include the following:

Online Interactive Services for Businesses. We intend to provide businesses with the tools, resources and infrastructure required to provide businesses Internet community-based marketing, sales and support solutions. Our business services will range from online events, market research and online meetings to fully integrated, customized communities. Our business services will offer several key advantages. First, our services will allow businesses to communicate, interact and build relationships with their customers. Second, our services will help businesses learn more about their customers through focus groups, market research and online polls. Third, our interactive services will provide an easily deployed and cost-effective solution enabling our business clients to leverage our technology infrastructure. Fourth, our experienced moderators will enable businesses to direct the flow of interaction and our trained city standards advisors help to manage the environment in which businesses' brands and products are discussed. Finally, our body of users will provide a foundation upon which our business clients can build their own audience.

Clean Well Lighted Environment. We will structure our community as a clean well lighted environment that is attractive to businesses, users, network participants and advertisers. By "clean and well lighted," we mean that our site is family-oriented, welcoming and friendly. We strive to maintain the family-oriented nature of our service by enforcing a set of published behavior standards. These standards will be maintained by our trained city standards advisors. These city standards advisors can be called upon at any time by our users to resolve issues relating to standards violations. The friendly tone of our service will be further maintained by our planned network of over 2,000 community leaders and moderators who personify the friendly culture and serve as role models for all users.

Extensive Community Network. We plan to create an extensive network of community sites which spans multiple industries and media forms and therefore should provide us with exceptional distribution and marketing leverage. Thereadyman.com community will consist of three types of network participants: major media companies, Internet service providers and Internet content companies. Our major media participants will provide us with access to a vast majority of U.S. households through a combination of national, local and cable broadcast television, radio, newspapers, magazines and Internet properties. We derive substantial distribution leverage and access to a growing audience through our Internet service provider participants. Our Internet content participants should bring audiences of shared interests or demographic groups into our community. In addition, our Chat@ReadyMan program will include thousands of registered Internet sites and individuals. This extensive community should provide us with one of the largest distributed and integrated networks of community services for men on the Internet.

Structured and Moderated Programming. A key element of our programming will be our planned network of over 2,000 trained community leaders and moderators who work together to maintain and enhance the culture for men. These leaders and moderators will facilitate interaction in our communities by drawing users into the conversation, encouraging them to express their ideas or to interact with celebrity guests, and provide an experience that makes our users want to stay longer and return more frequently to our community. To make newcomers feel welcome, our moderators will send "how to chat" messages, hold special "welcome to ReadyMan" chats for new users and will be available to be called upon at any time to answer questions. They will also direct discussions in a manner consistent with the quality programming requirements of our business clients and network participants. Our trained community leaders and moderators will ultimately manage tens of thousands of supervised chats each month and oversee the services offered within our community including chats, message boards, home pages and user content.

Through our community network, we believe our business services and online community network are able to provide significant benefits to businesses, consumers, advertisers and network participants, as summarized below:

Customers                         Benefits
---------                         --------
Businesses                Online community-based marketing, sales and
                          support solutions
                          . Professional production and moderated environment
                          . Reduced customer acquisition and maintenance costs

Consumers                 Welcoming and friendly culture
                          . Family-oriented environment
                          . Variety of interactive programming

Advertisers               Positive, effective branding venue
                          . Segmented, targetable and mainstream audience
                          . Loyal, engaged viewers

Network Participants      Professional production and moderated environment
                          . Critical mass of traffic and variety of programming
                          . Co-branding and customization of community services


Strategy
Our objective is to be the leading Internet provider of high quality online communities and interactive services for businesses and consumers with respect to men. Key elements of our strategy include the following:

Expand Business Services. We intend to increase the revenues we generate from our business services by:

     o aggressively increasing the number of personnel dedicated to selling and implementing our business services, including personnel with expertise in specific industries;

     o focusing on selling long-term customized communities which integrate a wide range of our business services;

     o creating specialized templates for targeted communities, such as communities for employees, customers and suppliers; and

     o enhancing the functionality and usability of our business services products.

Build Brand Awareness. We intend to increase awareness of TheReadyMan's brand and our commitment to building clean well lighted online communities. We intend to achieve this goal in a cost-efficient manner by:

     o leveraging the broad reach of our major media participants' traditional media properties. For example, we intend to establish our presence on regional radio, television, print and online properties and air advertisements on its television network promoting our co-branded property, www.(network).thereadymancom.

     o expanding our co-branding and ingredient branding program. In this program, we will provide our community services in exchange for featured co- branding or ingredient branding of the Readyman logo and brand names. Additionally, we plan to establish our Chat@TheReadyMan program which will include thousands registered Web sites and individuals.

Drive Sponsorship and Advertising Revenues. To increase our sponsorship and advertising sales revenues, we intend to:

     o increase the number of our sales personnel and focus their efforts on longer term, high value sponsorship deals;

     o sell more advertisements targeted to demographic groups within our audience;

     o align advertiser offerings precisely with users' interests; and

     o focus on selling integrated sponsorships.

Increase Usage of Consumer Community Services. We intend to constantly increase the amount of time our users spend on our site and the frequency with which they return. We plan to accomplish this goal in three ways. First, we expect to expand professionally developed content and features which are relevant to our particular themed communities. Second, we intend to add useful new community tools and services which we believe will be attractive to our users, such as calendaring which allows users to schedule event and group activities, display the schedule on our site and notify others, via email, instant messaging or Web page comment, of the scheduled event or activity, group home pages and personalization. Finally, we plan to significantly expand our trained community leader and moderator network. This will support the growth of our consumer community services as users are more likely to stay longer and return more frequently to our service if they are welcomed by and interact with our moderators.

Increase E-commerce Services. We plan to generate e-commerce revenues by offering new services that capitalize on our users' interest in social interaction and their distinct usage patterns. Examples of these types of services include user-to-user auctions, themed shopping events, online personals and classified ads.

Increase Involvement and Number of Our Network Participants. We intend to continuously 1increase the involvement and number of our network participants by:

     o adding account executives to help manage and further develop our relationships with our network participants;

     o constantly increasing the number of major media companies, Internet service providers and Internet content companies;

     o rolling out community services for our major media participants, online properties; and

     o increasing the number of tools and services we offer our network articipants.

Business Services

We will provide businesses with online community-based marketing, sales and support solutions. Our business services will include designing fully integrated customized communities, producing online events, conducting online market research and facilitating online meetings. These services help our business clients develop and expand online relationships with their employees, customers and suppliers.

 Customized Community

Many businesses have the assets needed to build an online community, such as strong brands, loyal customers and relevant content, but lack the skills to operate a community effectively. We help these businesses deploy such assets to build and organize online communities, improving their relationship marketing and support. Customized communities are tailored to complement a client's specific products, brands and targeted audience, and typically include customized sets of one or more of the following:

  . chats;
  . message boards;
  . home pages; and
  . surveys and events.

Online Events

We will utilize professional production capabilities and our moderator network to produce online events for business clients with respect to the male market segment. Businesses will be able to use online events to introduce new products, educate customers, make sales and marketing presentations and communicate with and train employees. These online events will enable businesses to reach local, national and international audiences through the Internet with real-time, two-way interaction, combining text chat and message boards with graphics, audio and visual aids.

Market Research

Our market research services will include online focus groups, polls and quantitative surveys. These services enable business clients to generate new ideas, receive customer feedback and test product concepts, advertising and Web sites on a national basis with rapid turnaround. We are able to deliver focus groups and surveys based upon our ability to deliver the requisite demographics of participants, the skill of our trained community leaders and moderators in eliciting meaningful comments from all participants in the group and our expertise in developing effective survey content.

We believe that our services can produce the desired results for our business clients on a more cost-effective basis than is generally achievable through traditional methods. We intend to develop a specific set of online methodologies and tools to provide these market research services.

Online Meetings

Online meetings will allow our business clients to deliver standard presentations, such as PowerPoint(TM), over the Internet to meetings attended by hundreds of people. This service will enable a business client to conveniently conduct a meeting with attendees around the world without having to incur the cost of travel and materials distribution. This service also allows the client to maintain full real time control and two-way interaction through the use of text chat, group polling and voting and phone conference calling.

Chat@TheReadyMan Program

Our planned Chat@TheReadyMan program will enable other Internet sites and individuals to create a permanent chat room within our community. These chat rooms can also be embedded directly into the participants' Internet site or home page, whether the home page is on our service or on another service. The Chat@TheReadyMan program is designed to provide its participants with the tools to build a chat room, embed it in their Internet site or home page and make it either a public chat room, accessible through our service, or a private room. We will provide our Chat@ReadyMan participants with instructions on how to operate a chat room and work within our guidelines, including access to our city standard s advisors.

Consumer Community Service

We believe that quality community services must be planned and proactively managed. In order to accomplish this, we intend to provide active role models through our network of trained community leaders and moderators. In addition, we plan to produce a variety of programming through our live events, topical categories and themed communities, all within the established culture, tone and standards of our community.

Moderator Network

A key element of our programming will be our planned network of over 2,000 trained community leaders and moderators who work together to enhance the culture for men. The moderators will range from teenagers to retired men and will be located all over the United States and in multiple countries around the world. Our believe our moderators will ultimately supervise tens of thousands of chats per month, as well as our message boards, home pages and audience content. These leaders and moderators will facilitate interaction in our communities by using proprietary tools to draw users into conversation and encourage them to express their ideas. Our moderator network is essentially a community in itself, with a centralized set of goals, guiding principles and management. Community leaders and moderators become well acquainted with one another and this camaraderie helps to form a strong foundation of goodwill and high-spirited commitment.

City Standards Advisors. Our planned city standards advisors will form a separate group within the moderator network. These individuals will be our response-based standards maintenance team, handling behavior problems, such as profanity or obscenity, and answering calls from users who believe that standards violations are occurring in their chat rooms or in one-on-one conversations with other users. City standards advisors will have the power to remove participants from our actual servers, as opposed to leaders or moderators who can only remove offenders from the respective chat rooms which they are supervising or moderating at the time. At least one city standard advisor will be on duty on our service at all times. At peak times, the Company plans to have about six city standards advisors to ensure our clean well lighted community is maintained.

Training and Quality Assurance. Our training will consist of online training sessions and an on-the-job apprenticeship within our community. Candidates will participate in a planned five session series of two hour classes held in chat rooms. These training sessions will be structured to focus on the principles and mechanics of moderating and the maintaining of our behavior standards. Candidates who complete the program will be provided with an ongoing mentor to provide further guidance as necessary. A quality assurance team will then systematically review the performance of our leaders and moderators. In addition, most of our themed communities are designed to hold regular meetings to discuss such issues as new chat topics requested by users, behavioral or cultural challenges or moderator policy revisions.

Volunteers. It is anticipated that people will volunteer as trained community leaders or moderators because they enjoy being moderators. The Company anticipates that there are persons who like chatting with people and have a personality that enjoys helping others, welcoming them and providing a pleasant context for conversation. They may also enjoy the recognition they receive in a community leadership position. We believe there are persons who are passionately committed to some interest or issue, such as crafts or health, and enjoy being in a position to share their expertise or interest with others. Volunteers will not receive any compensation or incentives, financial or otherwise.

Compensation. We currently intend to compensate our trained community leaders and moderators, although the terms of that compensation have yet been determine. The remainder will be volunteers. Compensated leaders and moderators will be required to sign an independent contractor agreement with us which includes a full nondisclosure agreement. These agreements will probably be terminable by either party upon 30 days' prior written notice. Our compensated trained community leaders and moderators will either be paid by the hour or receive a flat fee per month depending upon whether such leaders or moderators oversee an entire themed community.

Programming

We also intend to provide our community with an extensive series of live events, including numerous topical categories and themed communities such as those described below.

Live Events. We intend to operate one of the most extensive series of live events on the Internet, attended by audiences ranging in size from several dozen people to many thousands.

Topical Categories. Our topical categories and themed communities will all offer moderated chats, message boards, home pages, special events production and discussion groups. The topical categories may include professional editorial content or graphical presentation, or they may be co-produced with network participants. It is currently anticipated that our topical categories are organized as follows:



Ages: 20s to Seniors                 Computing and Technology                    Movies,TV and Radio
 Numerous chat rooms                        ComputerTalk                               Movie City
  based on particular                       FolksOnline                                Networks
  ages                                      MacTalk                                    Interactive
  Senior-Citizens                           NewtotheInternet                           Neighborhoods
                                            NewtoReadyMan
Art and Books                               New2WebTV                            Music
 Art City                                                                              ReadyManMusic
 Borders.com                         Ethnic and Lifestyle
 Mystery Place                              Alternative LifeStyles               News and Sports
                                            Hispanic Online                             News Chat
Auto                                        Latino Chat                                 Sailing Chat
 AutoOnRamp                                                                             ExtremeSports

Business Finance                                                                 Romance and Social
 Business City Center                Games                                              ReadymanPub
                                            Fantasy Forum                               Courtship
Cities and Travel                           Games Galore                                Personals
 Canada                                     Space Games                                 Dating
 Australia
 Interactive Media                  Health and Wellness                          Spirituality
  Europe                                    Transformations                             Jesus Chat
  The Far East                              Wellness Forum                              Religions



 India                                                                                  Spiritualities
 Local                              Home and Family
Travel Chat                                 Animal Forum                         Teen
                                            Education                                   Cool Stuff
Collectibles and Hobbies                    Food Chat                                   Teen Chat
 Collectibles                               Heatlh Sites                                New Media
                                            Technology sites                            Youth Online
College
 College Connection                 Women                                        Kids
                                            Men & Women                                 Kid Chat
                                            Women Online Worldwide


In addition, our community will provide programming in multiple languages, including English, Filipino, French, German, several dialects of Hindi, Italian, Spanish and Vietnamese. We believe the global nature of our programming will create an around-the-clock friendly environment and a diversity of subject matter which further increases its value and interest to the entire audience.

Applications and Features

We intend to offer a wide range of applications and features through which our users can interact and our programming will be created. These may include:

  . chat--primarily text chat;
  . audio chat--the user's words are heard aloud by other users
  . avatar--graphical figures or characters on the computer screen are used to represent the participating users;
  . 3D chat--chats take place in a graphical environment in which the graphics display a three-dimensional view of an environment such as a room, forest or castle;
  . instant messaging--private chats between users;
  . buddy lists--user-created list of special friends which notifies the user and helps the user find these friends when they come on to the service;
  . auditoriums--large scale chat events that can handle thousands of users simultaneously and provide for a more structured question and answer format than a standard chat room;
  . message boards--topical areas of the service in which a user can display a text message on the screen for others to read;
  . home pages--personalized Web sites created by users within our themed communities;
  . polls;
  . email;
  . search; and
  . calendars--features over 3,000 events and activities on our service each month and serves as an important programming tool for our users.

ReadyNow

We also plan to operate a second destination site which will be a guide to live events on the Internet. The ReadyNow service will provide users with a guide to thousands of chats, web casts and other live events on the Internet provided by hundreds of Internet sites, including www.thereadyman.com.

Our ReadyNow service will provide users with quick, easy access to schedules of events in a number of different categories, organized and searchable by topic, time, audience type, media and publisher. Each event listing provides a description of the event, an Internet link directly to the event and a link to any specialized software that might be required to participate in the event. In addition, users will be able to receive email reminders for events in which they have expressed interest.

TheReadyMan Culture

Our programming and services will be offered within our clean well lighted environment focused on positive and respectful behavior between people and intended to create a friendly and welcoming environment for family-oriented audiences. As new users come to our service, they participate in the moderated or supervised areas and see and learn the positive culture and behavior standards from our trained community leaders and moderators. We believe that when users have become familiar with the culture of our service, they will tend to maintain that culture even when participating in unmoderated, but supervised, areas of our community.

Sales And Marketing

 Sales

We intend to concentrate our sales efforts on, and derive our revenues from, our business services and advertising and sponsorships.

Business Services. Sales of our business services will be generated by our internal sales force. Our business services will generally be part of the client's corporate strategy and incorporated into the client's primary business plan. As a result, we intend to work with the senior management of our business clients and their agencies who possess broad budget authority rather than media buyers within the organization. This results in a close strategic working relationship between us and the client and enhances the prospects for long-term account relationships and repeat revenues.

  Sponsorships and Advertising. We believe our clean well lighted community and loyal, mainstream audience presents attractive opportunities to our sponsors and advertisers. Our sales force will work with our sponsors and advertisers to provide them with information on our users' demographics and interests so that the efforts of our advertising clients are aligned with the topical area or community of their choice. Sponsorships will be designed to support broad marketing objectives, including brand promotion, awareness, product introductions and the integration of advertising with content. Our sponsorship and advertising clients will enter into short-term agreements pursuant to which they generally receive a guaranteed number of impressions. We also plan to utilize a third-party service to sell advertising on our Web sites.

Marketing

We intend to employ a variety of methods to increase our audience and build brand recognition and loyalty.

Traditional Marketing. Our traditional marketing programs are anticipated to include a mixture of television, magazine and newspaper media, direct mail and participation in and sponsorship of Internet trade shows and advertising associations. Our advertisements will be published in selected magazines such as those owned by Hearst, such as Cosmopolitan and Good Housekeeping. In addition, we plan to receive advertising on the on television networks. Both should provide us the flexibility to specifically target advertisements to television shows or magazines attractive to our users.

Network Participant Co-Branding and Ingredient Branding. "Branding" describes the process by which community services will be offered on our network participants' Web sites in exchange for featured co-branding or ingredient branding of the The ReadyMan brand name on the Internet and in traditional media forums. For example, when a television network Internet user clicks on our co-brand, the user will be instantly presented with a co-branded view of www.thereadyman.com. While this co-branded site will focus on network specific programming the network dotcom user will have access to our community and programming as well.

Viral Community Growth. Management anticipates that the majority of our user base growth will result from word-of-mouth recommendations within our community. We intend to actively encourage and continue this word-of-mouth endorsement by user communication through expanding the community leader and moderator network and by ongoing service enhancements, contests and promotions that encourage our users to invite others to our community.

Competition

The market for business services, users and Internet advertising is new and rapidly evolving, and competition across all these areas is intense and is expected to increase significantly in the future. With no substantial barriers to entry, we expect that competition will intensify.

We believe that the primary competitive factors in creating communities on the Internet and business services are:

  . the degree of quality and structure in the environment;

  . functionality;
  . brand recognition;
  . user affinity and loyalty;
  . demographic focus; . variety of value-added services;
  . ease-of-use;
  . quality of service and of the production process; and . reliability and critical mass.

We believe we will be competing with numerous companies or sites that are primarily focused on business services, including companies that provide:

  . similar services on the Internet, such as broadcast.com for live events production, Well Engaged for customized communities and many smaller companies that provide online market research and event services;
  . software for businesses to implement business services in-house, such as
    Microsoft, IBM/Lotus, Netscape and iChat/Accuity; and . similar solutions by non-online methods, such as market research firms, trade show firms and event production firms.

We do not believe that any of these companies is currently dominant in the business services area.

In the consumer community area, we will also compete with numerous companies, none which are currently believed by us to be dominant. These competitors include Delphi, theglobe.com, GeoCities, Xoom, Homestead.com, WBS.net, Angelfire, Fortune City, iVillage, Tripod and Third Age. We expect the number of our competitors in the consumer community area to continue to increase since the barriers to entry in this area are low.

Other consumer community competitors include:

  . community components of portals and search engine sites, Internet access sites and general purpose online services, such as America Online, the Microsoft Network, Yahoo!, Excite@Home, Infoseek, Lycos and Earthlink; and
  . online event guide sites and the online event guide components of search engines such as Yahoo! and America Online.

We will likely also face competition in the future from developers of Web directories, search engine providers, shareware archives, content sites, commercial online services, sites maintained by Internet service providers and other entities that establish or attempt to establish communities on the Internet by developing their own communities or purchasing one of our competitors.

In addition, we could face competition in the future from traditional media companies, a number of which, including Disney, CBS, Fox and NBC, have recently made significant acquisitions of, or investments in, Internet companies. Further, our competitors and potential competitors may develop interactive business services or communities that are equal or superior to ours, or that achieve greater market acceptance than our business services and community.

We also believe will compete with traditional forms of media such as newspapers, magazines, radio and television for advertisers and advertising revenues. We believe that the principal competitive factors in attracting advertisers to our Web sites include:

  . brand visibility;
  . high usage per user on our sites;
  . the amount of traffic on our Web sites;
  . the quality of the culture and environment of our Web sites;
  . the demographics of our users; . our ability to offer targeted audiences;
    and
  . the overall cost-effectiveness of the advertising medium we offer.

We believe that the number of Internet companies relying on business services, Web-based advertising and e-commerce revenues will increase greatly in the future. Accordingly, we will likely face increased competition, resulting in increased pricing pressures on our advertising rates which could in turn harm our business.

Many of our potential competitors, including developers of Web directories and search engines, have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and larger existing customer bases than we do. These competitors are able to undertake more extensive marketing campaigns for their brands and services, adopt more aggressive advertising pricing policies and make more attractive offers to potential employees, distribution partners, companies, advertisers and third-party content providers. Internet content providers and Internet service providers, including developers of Web directories, search engines, sites that offer professional editorial content and commercial online services, may be perceived by advertisers as having more desirable Web sites for placement of advertisements.

In addition, we believe that many of our potential advertising customers and network participants will also have established collaborative relationships with certain of our competitors or potential competitors and other high-traffic Web sites or offer services that are or might become competitive to our services. As a result, any of the following could occur:

  . we may be unable to increase the number of our users, business clients or advertisers at historical levels;
  . we may be unable to retain our current users, business clients or advertiser customers;
  . competitors may experience greater growth in traffic or business clients than we do as a result of these relationships which could have the effect of making their Web sites or services more attractive to advertisers; or
  . our network participants may sever or elect not to renew their agreements with us.

We may be unable to compete successfully against current or future competitors and competitive pressures may cause our business to suffer.

Intellectual Property, Proprietary Rights And Domain Names

We currently have not intellectual property or copyrights, service marks, trademarks, trade secrets, proprietary technology or similar intellectual property other than our Company name and the reserved URL for our Web site. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are made available online.

We may be required to obtain licenses from others to refine, develop, market and deliver new services. We may be unable to obtain any needed license on commercially reasonable terms or at all and rights granted under any licenses may not be valid and enforceable.

Employees

As of January 16, 2001, we had a total of 1 employee located in the United
States.

Facilities

Our company presently has no office facilities but for the time being will use as its business address the office of Mr. John Lee on a rent free basis, until such time as the business operations of our company may require more extensive facilities and our company has the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to our company on such a basis for any specific length of time.

Legal Proceedings

We are not currently subject to any material legal proceedings. We may from time to time become a party to various legal proceedings in the ordinary course of business.

                                   MANAGEMENT

Executive Officers and Directors

The following table sets forth the directors and executive officers of our company, their ages, term served and all officers and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.

Name of Director             Age        Term Served           Positions with Company
--------------------         ----       ---------------       -----------------------------
John Lee                     39         Since inception       President, Secretary-
                                                              Treasurer & Director



Mr. Lee will serve as management of our company. A brief description of his background and business experience is as follows:

Biographical Information
------------------------
Set forth below is certain biographical information with respect to the Company's existing officer and director.


John Lee, age 39, is the sole Director and President of the Company. Mr. Lee has extensive experience in sales, management, marketing, accounting, finance, and strategic planning.

In 1981 he graduated from the British Columbia Institute of technology where he majored in Financial Management. In 1981 he was mployed at Galaxie Signs Ltd., a company which manufactures illuminated signage that is sold throughout Canada. His positions included credit and collections and small claims. In 1985 he was promoted to Assistant Manager where he responsible for office management and reporting to the General Manager.

In 1989 he was promoted to Sales Manager, responsible for 7 sales representatives, pricing and house accounts. He has also been employed part time in the restaurant business for the past 21 years, managing entire operations or restaurants with seating capacity between 100 and 300 seats.

Mr. Lee initially will devote up to approximately 15 hours per week of his time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, he is prepared to devote more time to our company even on a full-time basis.

Executive Compensation

         Our sole director does not currently receive and has never receive any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended September 30, 2000, by Mr. Lee, our sole executive officer.

                           Summary Compensation Table
                          Long-Term Compensation Awards

Name and Principal               Compensation-2000         Number of shares
Position                        Salary($)   Bonus($)       Underlying Options (#)
---------------------------     ---------   --------       ---------------------
John Lee President              None          None         None


We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group:



                                    Title              Amount and Nature of       Percent        % After
                                   of Class            Beneficial Ownership       of Class       Offering
Name and Address                  ----------       ---------------------------    ----------     ----------
-----------------------
John Lee                            Common              5,000,000 shares             100%           66%
7825 Fay Avenue,
La Jolla, Ca 92037

All officers &                      Common              10,000,000 shares            100%           66%
directors as a group
(1 person)



Prior to the sale of any shares in this offering, this individual is the only shareholders of our company. After offering percentages are calculated assuming sale of all shares in this offering there will be additional shareholders. The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership.

                            DESCRIPTION OF SECURITIES

The following statements are qualified in their entirety by reference to the detailed provisions of our Articles of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

Our company is presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Our company has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. During the pendency of the offering, subscribers will have no rights as stockholders of our company until the offering has been completed and the shares have been issued to them.

Preferred Stock

Our company is also presently authorized to issue 10,000,000 shares of $.001 par value preferred stock. No preferred stock has been issued as of this date and Management has no current plans to issue preferred stock to any investor. Under our company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the California Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the California Secretary of State, or copies thereof may be obtained from our company.

Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by State laws. Under California corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

We intend to use Corporate Stock Transfer of 370 17th Street, Suite 2350, Denver, CO 80202-4614 as our transfer agent and registrar for the common stock upon completion of the offering.

Shares Eligible For Future Sale

Upon completion of this offering, we will have between 5,500,000 and 10,000,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the minimum of 500,000 and maximum of 5,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

The remaining 5,000,000 of common stock held by the existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale one year after issuance subject to the limitations of either Rule 144 or Rule
701. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

     o by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and
     o by affiliates under Rule 144 without
       compliance with its one-year minimum holding period, subject to some limitations.

There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our articles of incorporation contains provisions permitted under the California Corporations Code relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of California. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Following the close of this offering, we will be subject to the State of California's business combination statute. In general, the statute prohibits a publicly held California corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

As permitted by California law under Section 317 of the California Corporations Code, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

In connection with the organization of our company, John Lee, the founding shareholder, President, Secretary-Treasurer and Director of our company, paid an aggregate of $25,738 cash to purchase 5,000,000 shares of common stock of our company.

It is contemplated that we may enter into certain transactions with officers, directors or affiliates of our company which may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:

Our company presently has no office facilities but for the time being will use as its business address the office of Mr. Lee on a rent free basis, until such time as the business operations of our company may require more extensive facilities and our company has the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to our company on such a basis for any specific length of time.

We have no formal written employment agreement or other contracts with our officers, and there is no assurance that the services to be provided by them, and facilities to be provided by Mr. Lee will be available for any specific length of time in the future. Mr. Lee anticipates initially devoting up to approximately 20% of his time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. Lee is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our company would be determined if and when such arrangements become necessary.

             MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and the notes associated with them contained elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed in this prospectus will necessarily continue into the future or that any conclusion reached in this prospectus will necessarily be indicative of actual operating results in the future. The discussion represents only the best present assessment of management.

Plan Of Operations

Our company was only recently incorporated on April 19, 2000. We have not commenced planned principal operations and we are considered a development stage enterprise. We have no significant assets, no active business operations and no results there from. To date, our activities have been limited to organizational matters and the preparation and filing of the registration statement of which this prospectus is a part.

Our management's plan of operation for the next twelve months is first to raise funds from this offering. If the offering is successful, we intend to use the proceeds primarily to develop a fully functional, interactive web site, acquiring computer and office equipment, and provide operating capital during the start up period of operations. Also during this time, we expect to hire several employees in the areas of web designing, Windows NT network administration and a computer programmer proficient in Microsoft's VisualBasic, ASP and SiteServer Commerce technologies.

Inasmuch as there is no assurance that this offering will be successful and that we will receive any net proceeds there from, we have not entered into any contractual commitments and will not do so unless and until the offering is completed. Therefore there is absolutely no assurance that we will be able, with the proceeds of this offering, to successfully commence proposed business operations. At this time, no assurances can be given with respect to the timing of commencement of operations or the length of time after commencement that it will be necessary to fund operations from proceeds of this offering.

Depending on the total amount raised in the offering, we believe that the net proceeds from the offering will provide working capital for one year after commencement of operations. However, there is no assurance of this. If we are unsuccessful, investors will have lost their money and we will not attempt to pursue further efforts with respect to such business, and it is unlikely we would have the financial ability to do so in any event. Instead management will call a shareholders meeting to decide whether to liquidate the company or what direction our company will pursue, if any. However, we presently have no plans, commitments or arrangements with respect to any other potential business venture and there is no assurance we could become involved with any other business venture, especially any business venture requiring significant capital.

Liquidity and Capital Resources

Presently our liquid resources are not sufficient to pay all of the costs of this offering. We are dependent on completing this offering successfully in order to obtain the funding necessary to implement our business plan described above. Our auditors have issued a "going concern" opinion in Note 6 of our audited financial statements which forms a part of this prospectus, indicating that we were recently organized, have incurred losses since inception and have not yet been successful in establishing profitable operations. We have accumulated $27,068.00 in losses since inception through September 30, 2000, as indicated in our financial statements. These factors raise substantial doubt in our ability to continue as a going concern. If we are unable to raise the funds in this offering during the next twelve months, we will not remain as a viable going concern and investors may lose their entire investment.


                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Kennan E. Kaeder, Attorney at Law, Suite 1904, 110 West C Street, San Diego, California 92101.

                                     EXPERTS

The financial statements of the Company for the period from inception on April 19, 2000 through September 30, 2000, included in this prospectus have been examined Siegel, Smith & Garber, 400 South Sierra Avenue, Suite 100, Solana Beach, Ca 92075, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

We are filing a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both TheReadyMan.com, Inc. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

As of the effective date of this prospectus, we will become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Pacific Regional Office 5670 Wilshire Boulevard, 11th Floor Los Angeles, CA 90036-3648. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing TheReadyMan.com, Inc. 7825 Fay Avenue, Suite 200, La Jolla, California 92037.

                                THEREADYMAN, INC.
                          [A Development Stage Company]

                          INDEX TO FINANCIAL STATEMENTS



                                                                                       Page
Independent Auditors' Report                                                           F-1

Balance Sheet                                                                          F-2

Statement of Operations, for the period from inception                                 F-3
on April 19, 2000 through June 30, 2000

Statement of Stockholders Equity, from inception                                       F-4
on April 19, 2000 through June 30, 2000

Statement of Cash Flows, for the period from inception                                 F-5
on April 19, 2000 through June 30, 2000

Notes to Financial Statements                                                          F-6

Balance Sheet                                                                          F-11

Statement of Operations, for the period from inception                                 F-12
on April 19, 2000 through September 30, 2000

Statement of Cash Flows, for the period from inception                                 F-13
April 19, 2000 through September 30, 2000

Notes to Financial Statements                                                          F-14


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Shareholder
TheReadyman.com, Inc.

We have audited the accompanying balance sheet of TheReadyman.com, Inc. (a development stage company) as of June 30, 2000, and the related statement of operations, shareholders' equity (deficit) and cash flows for the period from inception (April 19, 2000) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TheReadyman.com, Inc. as of June 30, 2000, and the results of operations and their cash flows for the period from inception (April 19, 2000) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred losses and an accumulated deficit and cannot implement their operating plan without raising additional capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Notes 6 and 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                                  SIEGEL & SMITH
                                                    Certified Public Accountants


Del Mar, California
July 27, 2000

                              TheReadyman.com, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                  June 30, 2000




                                           ASSETS


CURRENT ASSETS:
  Cash                                                                    $ 25,717
                                                                          --------

     TOTAL CURRENT ASSETS                                                   25,717
                                                                          --------

                                                                          $ 25,717
                                                                          ========


                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                        $    140
  Accrued liabilities                                                       25,020
                                                                          --------

     TOTAL CURRENT LIABILITIES                                              25,160
                                                                          --------

COMMITMENTS AND CONTINGENCIES                                                   --


SHAREHOLDERS' EQUITY (DEFICIT):
  Common Stock, no par value, 100,000,000 shares authorized,                25,738
     10,000,000 shares issued and outstanding
  Accumulated deficit                                                      (25,181)
                                                                          --------

     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)
                                                                               557
                                                                          --------

                                                                          $ 25,717
                                                                          ========




    The accompanying notes are an integral part of these financial statements

                              TheReadyman.com, Inc.
                         (A Development Stage Company)
                            Statement of Operations
                  Inception (April 19, 2000) to June 30, 2000



REVENUE                                            $      --

EXPENSES:
  General and administrative                            25,181
                                                   -----------

TOTAL EXPENSES                                          25,181
                                                   -----------

NET LOSS                                           $   (25,181)
                                                   ===========

BASIC AND DILUTED NET LOSS PER SHARE               $    (0.015)
                                                   ===========

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING                       1,643,836
                                                   ===========




    The accompanying notes are an integral part of these financial statements

                             TheReadyman.com, Inc.
                         (A Development Stage Company)
                  Statement of Shareholders' Equity (Deficit)
                From Inception (April 19, 2000) to June 30, 2000


                                                                                                         DEFICIT
                                                                      COMMON STOCK                     ACCUMULATED
                                                       -------------------------------------------     DURING THE        TOTAL
                                                       NUMBER                     AMOUNT               DEVELOPMENT    SHAREHOLDERS'
                                                       OF SHARES         PER SHARE        TOTAL           STAGE     EQUITY (DEFICIT)
                                                       ------------      ----------     ----------     -----------  ----------------
Beginning balance, April 19, 2000                                --      $       --     $       --      $     --        $      --

Issuance of common shares for cash (June 19, 2000)       10,000,000           0.003         25,738            --           25,738

Net loss                                                         --              --             --        (25,181)        (25,181)
                                                         ----------                     ----------      ---------       ---------
BALANCE, JUNE 30, 2000                                   10,000,000                     $   25,738      $ (25,181)      $     557
                                                         ==========                     ==========      =========       =========





    The accompanying notes are an integral part of these financial statements

                             TheReadyman.com, Inc.
                         (A Development Stage Company)
                            Statement of Cash Flows
                   Inception (April 19, 2000) to June 30, 2000





CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                 $(25,181)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Increase in accounts payable
                                                                140
    Increase in accrued liabilities                          25,020
                                                           --------

     Net cash provided by operating activities                 (21)
                                                           --------

CASH FLOWS FROM INVESTING ACTIVITIES                             --
                                                           --------

CASH FLOWS FROM FINANCING ACTIVITES:
  Common stock issued for cash                               25,738
                                                           --------

     Net cash provided by financing activities               25,738
                                                           --------

Net increase in cash                                         25,717

CASH, BEGINNING OF THE PERIOD (INCEPTION)                        --
                                                           --------

CASH, END OF THE PERIOD                                    $ 25,717
                                                           ========


SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid                                            $     --
                                                           ========

  Taxes paid                                               $     --
                                                           ========



   The accompanying notes are an integral part of these financial statements

                              TheReadyman.com, Inc.
                         (A Developmental Stage Company)
                          Notes to Financial Statements
                                  June 30, 2000

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization
         ------------
         TheReadyman.com, Inc., a California corporation, was formed on April 19, 2000 to acquire an interest in a business entity that desires to seek the perceived advantages of a corporation that has securities registered under the Exchange Act. The Company has not commenced planned principal operations and, therefore, is considered to be in the development stage.

         Fiscal Year End
         ---------------
         The Company's fiscal year end is December 31.

         Accounting Method
         -----------------
         The Company records income and expenses on the accrual method.

         Estimates
         ---------
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes
         ------------
         The Company reports certain expenses differently for financial and tax reporting purposes and, accordingly, provides for the related deferred taxes. Income taxes are accounted for under the liability method in accordance with SFAS 109, ACCOUNTING FOR INCOME TAXES. The Company has no material deferred tax assets or liabilities, current or deferred tax expense, or net operating loss carry forwards for the period reported.

         Cash and Cash Equivalents
         -------------------------
         The Company considers all liquid investments with the maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

         Research and Development Costs
         ------------------------------
         Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with SFAS 2, ACCOUNTING FOR RESEARCH AND DEVELOPMENT COSTS. The Company has no research and development costs for the period reported.

                              TheReadyman.com, Inc.
                         (A Developmental Stage Company)
                          Notes to Financial Statements
                                  June 30, 2000

         Long-lived Assets
         -----------------
         The Company will record potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset. The Company has identified no such impairment losses. All of the Company's long-lived assets reside in the United States.

         Advertising Costs
         -----------------
         Advertising costs will be expensed as incurred. There was no advertising expense incurred for the period from inception through June 30, 2000.

         Basic and Diluted Net Loss Per Share
         -------------------------------------
         Net loss per share is calculated in accordance with SFAS 128, EARNINGS PER SHARE for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby wee used to purchase common stock at the average market price during the period.

         The Company has no potentially dilative securities, options, warrants or other rights outstanding. Therefore, basic and diluted net loss per share is the same.

         Reportable Operating Segments
         -----------------------------
         SFAS 131, SEGMENT INFORMATION, amends the requirements for companies to report financial and descriptive information about their reportable operating segments. Operating segments, as defined in SFAS 131, are components of an enterprise for which separate financial information is available and is evaluated regularly by a company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance. The Company intends to operate one business and operating segment.

         New Accounting Pronouncements
         -----------------------------
         In February 1998, the Financial Accounting Standards Board issued SFAS 132, EMPLOYERS DISCLOSURES ABOUT PENSION AND OTHER POST RETIREMENT BENEFITS. This pronouncement revised and standardized, as much as possible, the disclosure requirements of SFAS 87, EMPLOYERS ACCOUNTING FOR PENSIONS, SFAS 88, EMPLOYERS ACCOUNTING FOR SETTLEMENTS AND CURTAILMENTS OF DEFINED BENEFIT PLANS AND FOR TERMINATION BENEFITS and SFAS 106, EMPLOYERS ACCOUNTING FOR POST RETIREMENT BENEFITS OTHER THAN PENSIONS. Because the Company has not

                              TheReadyman.com, Inc.
                         (A Developmental Stage Company)
                          Notes to Financial Statements
                                  June 30, 2000

         commenced operations, adoption of SFAS 132 will have no effect on the calculation of pension expense, the results of operations or financial position of the Company. The Company has no post-retirement benefit plans and, therefore, is not subject to the provisions of SFAS 132.

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 will be effective for the Company's year ending December 31, 2001. The Company does not expect any impact from the adoption of this statement on the Company's financial position, results of operations or cash flows.

         In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 (SOP 98-1), ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specific costs and amortization of such costs. The company intends to implement SOP 98-1 effective at inception (April 13, 2000) and, therefore, anticipates no impact on the Company's financial position or results of operations.

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 (SOP 98-5), REPORTING ON THE COSTS OF START-UP ACTIVITIES. SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As the Company has not yet began operations, all costs associated with start-up activities will be expensed as incurred.

         In December 1998, the Accounting Standards Executive Committee, or AcSEC, issued SOP 98-9, MODIFICATION OF SOP 97-2, SOFTWARE REVENUE RECOGNITION, WITH RESPECT TO CERTAIN TRANSACTIONS. SOP 98-9 amends SOP-97-2 to require that an entity recognize revenues for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence, or VSOE, of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting, and (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all revenue

                              TheReadyman.com, Inc.
                         (A Developmental Stage Company)
                          Notes to Financial Statements
                                  June 30, 2000

         recognition criteria of SOP 97-2 and SOP 98-9 will be effective from the Company's inception. We do not expect SOP 98-9 to have any effect on our results of operations.

         In December 1999, the Staff of the Securities and Exchange Commission released Staff Accounting Bulletin (SAB) No. 101, REVENUE RECOGNITION, to provide guidance on the recognition, presentation and disclosure of revenues in financial statements. Upon commencement of operations, the Company intends to adopt the revenue recognition practices to conform to SAB No. 101.

2.       SHAREHOLDERS' EQUITY

         Common stock
         ------------
         In June 2000, the Company issued 10,000,000 shares of common stock to a single shareholder for $25,738 cash.

3.       COMMITMENTS

         The Company has made no material commitments.

4.       RELATED PARTY

         The Company uses the mailing address of the sole shareholder and director, without charge, as its address of record.

5.       LOSS PER SHARE

         As discussed in Note 1, historical net loss per share is calculated in accordance with SFAS No. 128. The following table reconciles the numerator and denominator for the calculation:


------------------------------------------------------------------------------------------------------------

                                                                                        INCEPTION
                                                                                     (APRIL 19, 2000)
                                                                                     TO JUNE 30, 2000
------------------------------------------------------------------------------------------------------------
        BASIC AND DILUTED LOSS PER SHARE:
------------------------------------------------------------------------------------------------------------
        Numerator
------------------------------------------------------------------------------------------------------------
        Net loss                                                                      $   ( 25,181)
------------------------------------------------------------------------------------------------------------
        Denominator
------------------------------------------------------------------------------------------------------------
        Basic and diluted weighted average number of
         common shares outstanding during the period                                     1,643,836
------------------------------------------------------------------------------------------------------------
        Basic and diluted loss per share                                              $      (0.02)
------------------------------------------------------------------------------------------------------------

                              TheReadyman.com, Inc.
                         (A Developmental Stage Company)
                          Notes to Financial Statements
                                  June 30, 2000

6.       GOING CONCERN

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Since inception, the Company has not been engaged in any organizational activities and does not intend to start operational activities. Through June 30, 2000, the Company had incurred losses of $25,181. Successful completion of the Company's business plan is dependent upon obtaining a suitable merger candidate and completing the merger. Management anticipates that the cash requirements to locate, negotiate and complete a business combination will require additional fundraising.

7.       SUBSEQUENT EVENT

         The Company is proposing to make a public offering of 5,000,000 shares of its previously authorized but unissued common stock. The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. The anticipated proceeds from the offering will be used to initiate and implement the Company's business plan.

                              TheReadyman.com, Inc.
                         (A Developmental Stage Company)
                                  Balance Sheet
                                  (Unaudited)


                                                                                 September 30, 2000
                                                                                 ------------------
                                           ASSETS

CURRENT ASSETS:
  Cash                                                                               $     20,535
                                                                                     ------------

     TOTAL CURRENT ASSETS                                                                  20,535
                                                                                     ------------

                                                                                     $     20,535
                                                                                     ============


                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

                                                                                              115
  Accrued liabilities                                                                $     21,750
                                                                                     ------------

     TOTAL CURRENT LIABILITIES                                                             21,865
                                                                                     ------------

COMMITMENTS AND CONTINGENCIES                                                                  --

SHAREHOLDERS' EQUITY (DEFICIT):
  Common Stock, no par value, 100,000,000 shares authorized,                               25,738
     10,000,000 shares issued and outstanding
  Accumulated deficit during the development stage                                        (27,068)
                                                                                     ------------

     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)
                                                                                           (1,330)
                                                                                     ------------

                                                                                     $     20,535
                                                                                     ============


                                 See Footnotes

                              TheReadyman.com, Inc.
                         (A Developmental Stage Company)
                            Statements of Operations
                                  (Unaudited)


                                                                                          Cumulative
                                                                                        from Inception
                                                     Three months ending              (April 19, 2000) to
                                                     September 30, 2000                September 30, 2000
                                                  -------------------------         -------------------------
REVENUE                                                   $       --                    $       --


EXPENSES:
  General and administrative                                     1,887                        27,068
                                                          ------------                  ------------

TOTAL EXPENSES                                                   1,887                        27,068
                                                          ------------                  ------------

NET LOSS                                                  $     (1,887)                 $    (27,068)
                                                          ============                  ============

BASIC AND DILUTED NET LOSS PER SHARE                      $    (0.0002)                 $     (0.004)
                                                          ============                  ============

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING                              10,000,000                     6,303,030
                                                          ============                  ============





                                 See Footnotes

                              TheReadyman.com, Inc.
                         (A Developmental Stage Company)
                            Statements of Cash Flows
                                  (Unaudited)



                                                                                     Cumulative from
                                                              Three months ending    Inception (April 19, 2000)
                                                              September 30, 2000     to September 30, 2000
                                                              --------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                      $ (1,887)               $(27,068)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Increase (decrease) in accounts payable                          (25)                    115
    Increase (decrease) in accrued liabilities                    (3,270)                 21,750
                                                                --------                --------

     Net cash used by operating activities                        (5,182)                 (5,203)
                                                                --------                --------

CASH FLOWS FROM INVESTING ACTIVITIES                                  --                      --
                                                                --------                --------

CASH FLOWS FROM FINANCING ACTIVITES:
  Issuance of common stock                                            --                  25,738
                                                                --------                --------

Net increase (decrease) in cash                                   (5,182)                 20,535

CASH, BEGINNING OF THE PERIOD
                                                                  25,717                      --
                                                                --------                --------

CASH, END OF THE PERIOD                                         $ 20,535                $ 20,535
                                                                ========                ========





                                 See Footnotes

                               The Readyman.com, Inc.
                           (A Developmental Stage Company)
                                      Footnotes
                                 September 30, 2000

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization
   ------------
   The Readyman.com, Inc., a California corporation, was formed on April 19, 2000 to acquire an interest in a business entity that desires to seek the perceived advantages of a cororation that has securities registered under the Exchange Act. The Company has not commenced planned principal operations and, therefore, is considered to be in the development stage.


   Interim Periods
   ---------------
   The accompanying unaudited financial statements have been prepared in accordance with the instructions of Form 10-SBQ and do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, all necessary adjustments (consisting of normal recurring adjustments) for a fair presentation have been included. Operating results for the three months ending September 30, 2000 are not necessarily indicative of results for any future period. These statements should be read in conjunction with the financial statements and notes thereto for the period beginning at inception (April 19, 2000) through June 30, 2000 included in the Company's Form 10-SB2.

                          [LOGO THEREADYMAN.COM, INC.]

                              THEREADYMAN.COM, INC.
                          [A Development Stage Company]


                                5,000,000 Shares


                                  Common Stock


                                 $0.10 Per Share

                                 --------------

                                   PROSPECTUS

                                 --------------

                              THEREADYMAN.COM, INC.
                                7825 Fay Avenue
                           La Jolla, California 92037

                                ____________, 2001

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

         1. Section 317 of the California General Corporation Law provides that each corporation shall have the following powers:

(a) For the purposes of this section, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (4) of subdivision (e).

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

(c) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made under this subdivision for any of the following:

(1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(2) Of amounts paid in settling or otherwise disposing of a pending action without court approval.

(3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e) Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

(1) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

(2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

(3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon.

(4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

(f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of Section 315 do not apply to advances made pursuant to this subdivision.

(g) The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by
Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph
(11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

(h) No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (4) of subdivision (e), in any circumstance where it appears:

(1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

(2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i) A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied: (1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or (2) (A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization,
(B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

(j) This section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207.

2. The Issuer's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the California General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:


                                                                Amount
SEC Registration fee                                           $125.00
Blue sky fees and expenses                                   $6,000.00
Legal fees and expenses                                     $20,000.00



Printing and shipping expenses                               $4,000.00
Accounting fees and expenses                                 $5,000.00
Transfer and Miscellaneous expenses                          $4,000.00
Total                                                       $39,125.00


* All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information relating to all previous sales of Common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with the organization of our company, our founding shareholder, John Lee, paid an aggregate of $25,000 cash to purchase 10,000,000 shares of common stock of our company on April 13, 2000. This transactions were not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act. The securities were offered and sold without any general solicitation to persons affiliated with the Issuer as founding shareholders, are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear such a legend.


ITEM 27. EXHIBITS INDEX.

Number            Exhibit Name
------            ------------
1.1              Subscription Agreement
1.2              Form of Proceeds Escrow Agreement
3.1              Articles of Incorporation
3.2              By-Laws
5.1              Opinion Regarding Legality
23.1             Consent of Expert


All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

ITEM 28. UNDERTAKINGS.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by section 10(a)(3) of the Securities Act 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of California law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant)of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of San Diego, State of California, on January 16, 2001.

(Registrant)                       TheReadyMan.com, Inc.

By (signature and title)           /s/ John Lee
                                   ----------------------------------
                                   President, Treasurer, and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(signature)                        /s/ John Lee
                                   ----------------------------------
(title)                            President, Chief Executive Officer,
                                   Secretary, Chairman of the Board
(date)                             January 16, 2001

(signature)                        /s/ John Lee
                                   ----------------------------------
(title)                            Chief Accounting Officer
(date)                             January 16, 2001

                                  EXHIBIT INDEX

----------------------------------------------------------------------
EXHIBIT NUMBER           TITLE OF DOCUMENT
----------------------------------------------------------------------
1.1                     Subscription Agreement
----------------------------------------------------------------------
1.2                     Form of Proceeds Escrow Agreement
----------------------------------------------------------------------
3.1                     Articles of Incorporation
----------------------------------------------------------------------
3.2                     Bylaws
----------------------------------------------------------------------
5.1                     Opinion Regarding Legality
----------------------------------------------------------------------
23.1                    Consent of Expert
----------------------------------------------------------------------
